SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) February 23, 2004
                                                        -----------------



                         GEOTEC THERMAL GENERATORS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



           Florida                      000-26315               59-3357040
 ----------------------------          ------------         -------------------
 (State of other jurisdiction          (Commission             (IRS Employer
     or incorporation)                 File Number)         Identification No.)



        1615 South Federal Highway, Suite 101, Boca Raton, Florida 33432
        ----------------------------------------------------------------
          (Address of principal executive offices, including zip code)



       Registrant's telephone number, including area code: (561) 447-7370
                                                           --------------



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 23, 2004, Geotec and Telco Energy Corporation ("Telco") entered into a letter of intent pursuant to which Geotec will acquire Telco, and Telco shareholders will receive 80% of the combined common stock of Geotec following completion of the acquisition. In order to complete the acquisition, Geotec will need to amend its Articles of Incorporation to increase its authorized common stock to provide for the issuance to the Telco shareholders. Telco is an operating oil and gas well treatment company based in West Palm Beach, Florida.

         Pending the completion of the acquisition, on March 1, 2004, the Company and Telco entered into an operating agreement pursuant to which management of Telco will supervise the operations of Geotec. Richard Lueck will continue as chief executive officer. Dan Pepe resigned as Chairman of the Board and President, but will continue as a consultant to the Company.



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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GEOTEC THERMAL GENERATORS, INC.



                                        By: /s/ W. Richard Lueck
                                            ------------------------------------
                                            W. Richard Lueck,
                                            Chief Executive Officer and Director


DATED:  March 12, 2004




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